UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
December 15, 2005
STEELCASE INC.
Commission File Number 1-13873

Michigan (State of incorporation)	38-0819050 (IRS employer identification number)

901 44th Street SE Grand Rapids, Michigan (Address of principal executive offices)	49508 (Zip code)
(616) 247-2710

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement
ITEM 1.02. Termination of a Material Definitive Agreement
ITEM 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Aircraft Time-Sharing Agreement dated December 15, 2005
Aircraft Time-Sharing Agreement dated December 15, 2005

ITEM 1.01. Entry into a Material Definitive Agreement
     On December 15, 2005, Steelcase Inc. (the “Company”) executed two Aircraft Time-Sharing Agreements (the “Agreements”) with James P. Hackett, the Company’s President and Chief Executive Officer.
     The Agreements, which replace the Aircraft Time Sharing Agreements between the Company and Mr. Hackett dated March 31, 2002 (the “Prior Agreements”), allow Mr. Hackett to use the Company’s two aircraft for personal travel on a time-sharing basis. Under the Agreements, Mr. Hackett is required to reimburse the Company for its incremental costs relating to his use of the aircraft, and Mr. Hackett must pay the Company in advance of each flight based on the Company’s estimate of such costs. The Prior Agreements were replaced with the Agreements to reflect that the Company had replaced one of the aircraft covered by the Prior Agreements and to make other immaterial changes.
     The Agreements are attached hereto as Exhibits 10.01 and 10.02 and are incorporated by reference herein.
ITEM 1.02. Termination of a Material Definitive Agreement
     As described in Item 1.01 above, the Prior Agreements were replaced with the Agreements as of December 15, 2005.
ITEM 9.01. Financial Statements and Exhibits

Exhibit
Number	Description

10.01	Aircraft Time-Sharing Agreement, dated December 15, 2005, between Steelcase Inc. and James P. Hackett

10.02	Aircraft Time-Sharing Agreement, dated December 15, 2005, between Steelcase Inc. and James P. Hackett

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Steelcase Inc.
Date: January 30, 2006
/S/ James P. Keane

James P. Keane
Senior Vice President
and Chief Financial Officer
(Duly Authorized Officer and
Principal Financial Officer)

EXHIBIT INDEX

Exhibit
Number	Description

10.01	Aircraft Time-Sharing Agreement, dated December 15, 2005, between Steelcase Inc. and James P. Hackett

10.02	Aircraft Time-Sharing Agreement, dated December 15, 2005, between Steelcase Inc. and James P. Hackett